UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): January 31, 2024

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32663	88-0318078
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4830 North Loop 1604W, Suite 111
San Antonio, Texas 78249
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (210) 547-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 31, 2024 (the “Effective Date”), Clear Channel Outdoor Holdings, Inc., a Delaware corporation (the “Company”), entered into a Cooperation Agreement (the “Cooperation Agreement”) with Legion Partners Holdings, LLC and certain of its affiliates (collectively, the “Legion Parties”) regarding certain changes to the composition of the Company’s Board of Directors (the “Board”) and other related matters.

Pursuant to the terms of the Cooperation Agreement, the Company has agreed that Raymond T. White will be appointed to (i) the Board to serve as a director of the Company and (ii) the Audit Committee of the Board. Mr. White will be included in the Company’s slate of nominees for the election of directors at the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”), and the Board will recommend that the Company’s stockholders vote in favor of his election at the 2024 Annual Meeting. Additionally, the Nominating and Corporate Governance Committee of the Board will initiate a search process for a new independent director with out-of-home industry experience, and the Board has committed to appoint such individual to the Board no later than September 30, 2024. During the Cooperation Period, the Board has agreed not to exceed 10 members.

The Cooperation Agreement includes certain voting commitments, standstill, confidentiality and mutual non-disparagement provisions (subject to certain customary carveouts) that generally remain in place during the period beginning upon the Effective Date and ending upon the earlier of (x) 30 days prior to the director nomination deadline for the Company’s 2025 annual meeting of stockholders and (y) the date that is 120 days prior to the first anniversary of the 2024 Annual Meeting (the “Cooperation Period”).

The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement filed as Exhibit 10.1 hereto.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Pursuant to the Cooperation Agreement, effective on January 31, 2024, Mr. White was appointed to the Board and the Audit Committee of the Board. The Board determined that Mr. White is independent under the New York Stock Exchange listing standards and the Company’s independence standards.

For his service as a non-employee director of the Company, Mr. White will receive compensation in accordance with the Company’s standard compensation program for its non-employee directors, which is described under the heading “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the United States Securities and Exchange Commission on March 16, 2023. Mr. White will also enter into the Company’s standard indemnification agreement with directors.

There are no related party transactions between the Company and Mr. White that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On February 1, 2024, the Company issued a press release with respect to the matters described in this Current Report on Form 8-K, and such press release is attached hereto and furnished as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Cooperation Agreement, dated and effective as of January 31, 2024, by and among Clear Channel Outdoor Holdings, Inc. and the Legion Parties (as defined therein)

99.1	Press Release, dated as of February 1, 2024

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2024

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

By:	/s/ Lynn A. Feldman
Name: Lynn A. Feldman
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary